UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36226	22-3531208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Jonspin Road, Wilmington, Massachusetts 01887
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (978) 253-6200

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)As described in Item 5.07 below, on May 16, 2018, at the annual meeting of stockholders (the “2018 Annual Meeting”) of Rudolph Technologies, Inc. (the “Company”), the Company’s stockholders approved the Rudolph Technologies, Inc. 2018 Stock Plan (the “2018 Plan”).

The 2018 Plan is administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”). The 2018 Plan allows for the grant of restricted stock, nonstatutory stock options, stock appreciation rights, restricted stock units, performance units and performance shares to any employee, non-employee director or other individual providing advisory or consulting services to the Company or any of its subsidiaries, as designated by the Compensation Committee from time to time. The 2018 Plan allows for the issuance of up to 3,240,000 shares of common stock of the Company, par value $.001 per share. The granting of awards under the 2018 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

The foregoing description of the 2018 Plan is qualified in its entirety by reference to the actual terms of the 2018 Plan, which is filed as an exhibit hereto and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2018 Annual Meeting, the Company’s stockholders voted on the following five proposals and cast their votes as follows:

Proposal 1: Election of two Class I directors to serve for three-year terms expiring upon the 2021 Annual Meeting of Stockholders or until their successors are elected. The director nominees were:

Nominee	For	Against	Abstain	Broker Non-Votes
Leo Berlinghieri	24,114,275	1,679,670	388,895	2,432,137
Michael P. Plisinski	25,769,279	412,207	1,354	2,432,137

Each director nominee was elected a director of Rudolph Technologies, Inc.

Proposal 2: Non-binding advisory vote to approve the compensation of the named executive officers as disclosed in the Company’s Discussion and Analysis and in the tabular and accompanying narrative disclosure regarding named executive officer compensation in the Company’s proxy statement:

For	Against	Abstain	Broker Non-Votes
25,130,541	880,821	171,478	2,432,137

This proposal was approved.

Proposal 3: Approval of the Rudolph Technologies, Inc. 2018 Stock Plan.

For	Against	Abstain	Broker Non-Votes
24,271,574	1,835,191	76,075	2,432,137

This proposal was approved.

Proposal 4: Approval of the Rudolph Technologies, Inc. 2018 Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Votes
26,051,700	58,241	72,899	2,432,137

This proposal was approved.

Proposal 5: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2018:

For	Against	Abstain	Broker Non-Votes
28,320,641	286,992	7,344	—

This proposal was approved.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description
10.1	Rudolph Technologies, Inc. 2018 Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rudolph Technologies, Inc.

Date: May 16, 2018	By: /s/ Michael P. Plisinski
Michael P. Plisinski Chief Executive Officer